UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

Medical Action Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(631) 231-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on August 8, 2013.  Set forth below are the final voting results for each of the three proposals submitted to a stockholder vote.

Proposal No. 1 — Election of Class II Directors. The election of the Class II director nominees was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul D. Meringolo	10,175,109	311,207	3,805,156
Kenneth R. Newsome	9,282,097	1,204,219	3,805,156
Pamela R. Levy	10,252,731	233,585	3,805,156

Proposal No. 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
10,180,982	140,057	165,277	3,805,156

Proposal No. 3 — Ratification of the Selection of KPMG LLP. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 was approved as follows:

For	Against	Abstain
13,994,994	276,704	19,774

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

	By:	/s/ Brian Baker
Brian Baker
Vice President of Finance and Principal Accounting Officer
Dated: August 9, 2013